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                                                                    Exhibit 23.1

                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39528) pertaining to the 2000 Stock Incentive Plan and the Employee Stock Purchase Plan of Silicon Laboratories Inc. and in the Registration Statement (Form S-8 No. 333-45682) pertaining to the Krypton Isolation, Inc. 1997 Stock Plan and Non-Plan Stock Option Grants to Certain Individuals of our report dated January 17, 2001, with respect to the consolidated financial statements of Silicon Laboratories Inc. included in the Annual Report (Form 10-K) for the year ended December 30, 2000.



                                   /s/ ERNST & YOUNG LLP


Austin, Texas
January 17, 2001